Exhibit 99.1

Pasithea Therapeutics Corp. Announces Pricing of a $30.4 Million

Private Placement Priced At a Premium to the Market Under Nasdaq Rules

Miami Beach, FL, November 24, 2021 (GLOBE NEWSWIRE) -- Pasithea Therapeutics Corp. (Nasdaq: KTTA; KTTAW) (“Pasithea” or the “Company”), a biotechnology company focused on the research and discovery of new and effective treatments for psychiatric and neurological disorders, today announced that it has entered into securities purchase agreements with certain institutional investors to purchase 8.68 million shares of its common stock and warrants to purchase 8.68 million shares of its common stock, at a purchase price of $3.50 per share and accompanying warrant in a private placement priced at a premium to the market under Nasdaq rules. The gross proceeds to the Company from the private placement are expected to be approximately $30.4 million before deducting the placement agent's fees and other estimated offering expenses.

The warrants will be immediately exercisable from the date of issuance and have an exercise price of $3.50 per share. The warrants will expire five years from the date of issuance. The offering is expected to close on or about November 29, 2021, subject to the satisfaction of customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the offering.

The Company currently intends to use the net proceeds from the private placement to fund pre-clinical research and development work for future product candidates, invest in developing our U.S. and UK clinic businesses, and for working capital and general corporate purposes.

The securities were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

Under an agreement with the investors, the Company is required to file an initial registration statement with the Securities and Exchange Commission ("SEC”) covering the resale of the securities to be issued to the investors in the private placement no later than 15 days from the date of the securities purchase agreements and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days after the date of the securities purchase agreements in the event of a “full review” by the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pasithea Therapeutics Corp.

Pasithea Therapeutics Corp. is a U.S. biotechnology company focused on the research and discovery of new and effective treatments for psychiatric and neurological disorders. With an experienced team of experts in the fields of neuroscience and psychopharmacology, Pasithea is developing new molecular entities for the treatment of psychiatric and neurological disorders. Pasithea is also focused on addressing the needs of patients currently suffering with mental illness by providing access to IV ketamine infusions both in clinics and in-home settings.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this press release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings with the SEC. Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Pasithea Therapeutics Corp. Company Contact

Dr. Tiago Reis Marques

Chief Executive Officer

E: tiago@pasithea.com

Pasithea Therapeutics Corp. Investor Relations

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com